CPS Energy and Anterix Expand the Future of Grid Connectivity with 900 MHz Private Wireless

CPS Energy, the nation’s largest community-owned electric and gas utility, will advance grid automation, accelerate outage response, and strengthen operational resilience.

WOODLAND PARK, NJ, FEBRUARY 2, 2026 — Anterix (NASDAQ: ATEX) and CPS Energy today announced a spectrum purchase agreement that will enable CPS Energy to deploy a mission-critical 900 MHz private wireless broadband network, marking a major step forward in strengthening grid operations, enhancing resiliency, reliability, and accelerating the digital transformation of the utility’s infrastructure.

With access to 900 MHz broadband spectrum from Anterix, CPS Energy is positioned to implement a state-of-the-art private wireless network purpose-built for the demands of modern grid operations. The wireless network will support advanced field automation, faster outage detection and restoration, real-time situational awareness, and the operational resilience and reliability needed to safely integrate new technologies as the grid evolves.

The agreement places CPS Energy among a growing group of forward-looking utilities investing in utility-owned communications infrastructure. With this transaction, eight utilities now leverage 900 MHz private wireless spectrum across 15 states, reflecting a national shift toward secure, utility-controlled broadband networks that deliver the performance, coverage, and reliability required for critical infrastructure. The agreement also represents a key milestone for the AnterixAcceleratorTM funding program, with CPS Energy becoming the first utility to advance under the initiative, activating Anterix’s commitment to accelerate private wireless broadband deployments for utilities across the country.

As the nation’s largest community-owned provider of electricity and natural gas services, CPS Energy serves more than 970,000 electricity customers and 390,000 natural gas customers across the San Antonio region. This agreement underscores the expanding scale and momentum of 900 MHz private wireless in Texas. In combination with other Anterix Texas utility partners, more than 93% of the state’s counties will now be served by 900 MHz private wireless networks, enabling greater interoperability, consistent performance across service territories, and coordinated response capabilities. This expanding footprint supports shared resilience, local operational control, and a more secure, reliable, and future-ready electric grid for communities across the state.

“CPS Energy’s investment in 900 MHz private wireless broadband spectrum underscores what we are seeing across the industry: utilities are choosing communications networks they can own, secure, and evolve—because the grid can’t wait,” said Anterix President & CEO Scott Lang. “With Texas as a banner state for utility-led 900 MHz private networks, CPS Energy can tap into a ‘network of networks,’ collaborating with fellow Anterix utility partners like Oncor, LCRA and Xcel Energy to deliver measurable benefits to customers, including enhanced reliability, safer operations, and the ability to fully harness advanced energy technologies as the grid evolves.”

“CPS Energy is committed to grid innovation to enhance resiliency and reliability. This investment in grid connectivity and modernization is key to our operational evolution, which will help us better serve our customers,” said CPS Energy President & CEO Rudy D. Garza.

“As part of our Evolve strategy, CPS Energy is committed to digitally transforming operations, modernizing IT systems, and strengthening grid management. This investment will improve field communications and provide enhanced reliability during major weather. The private wireless network that we intend to deploy with the purchase of Anterix’s 900 MHz broadband spectrum will be a critical part of modernizing our operations while mitigating risk,” said CPS Energy Chief Information Officer Evan O’Mahoney.

Anterix continues to expand beyond spectrum, delivering a complete private wireless platform for utilities through an evolving ecosystem of technology partners and deployment-focused capabilities that accelerate planning, reduce implementation risk, and support long-term network operations at scale.

Anterix Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Media Contact

Paul Gaige
Vice President
Burson
504-957-1434
Paul.Gaige@burson.com

CPS Energy Media Contact

Dana Sotoodeh
Public Relations Manager
CPS Energy
210-353-2344
cpsenergy@cpsenergy.com

About Anterix

Anterix is transforming how critical infrastructure stays connected. As the nation’s leading connectivity partner for utilities, Anterix delivers more secure, private 900 MHz licensed spectrum and advanced intelligent infrastructure solutions that enhance efficiency, strengthen resilience, and accelerate digital transformation. Backed by a growing ecosystem of industry-leading partners, Anterix provides the connectivity foundation that powers a more resourceful and resilient future. Learn more at www.anterix.com.

About CPS Energy

Established in 1860, CPS Energy is the nation’s largest public power, natural gas, and electric company, providing safe, reliable, and competitively-priced service to more than 970,000 electric and 390,000 natural gas customers in San Antonio and portions of seven adjoining counties. Our customers’ combined energy bills rank among the lowest of the nation’s 20 largest cities – while generating $10.1 billion in revenue for the City of San Antonio since 1942. As a trusted and strong community partner, we continuously focus on job creation, economic development, and educational investment. We are powered by our skilled workforce, whose commitment to the community is demonstrated through our employees’ volunteerism in giving back to our city and programs aimed at bringing value to our customers.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the Anterix-CPS Energy agreement, (ii) Anterix’s ability to clear any interference with incumbent users of the 900 MHz broadband spectrum allocation in Bexar County on a timely basis; (iii) Anterix’s ability to qualify for and timely secure broadband licenses in Bexar County; (iv) Anterix’s and CPS Energy’s ability to negotiate and enter into a master services agreement; (v) Anterix’s and CPS Energy’s ability to collaborate to accelerate utility industry momentum for 900 MHz private wireless networks under the Anterix Active Ecosystem; and (vi) Anterix’s ability to satisfy the other terms of its agreement with CPS Energy. Any such forward-looking statements are based on the current expectations of Anterix’s management and are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from its management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix’s spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix’s future results of operations are identified and described in more detail in Anterix’s most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix’s website at www.anterix.com under the Investor Relations section and on the SEC’s website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.